Exhibit 99.1

Bellatora Inc. Announces Corporate Name Change to Kinetic Seas Incorporated and Ticker Symbol Change to “KSEZ”

New Identity Reflects Strategic Focus on AI Solutions for Business

Schaumburg, IL, October 10, 2024 – Kinetic Seas (OTC:KSEZ) FKA Bellatora Inc., a leading provider of innovative technologies, today announced that it has officially changed its corporate name to Kinetic Seas Incorporated (OTC: KSEZ) (“Kinetic Seas” or the “Company”). This name change reflects the Company’s expanded focus on delivering cutting-edge artificial intelligence (AI) solutions for businesses. The Company’s common stock, quoted on the OTC Pink marketplace under the former ticker symbol “ECGR” will continue to be quoted on the OTC Pink marketplace under the new ticker symbol KSEZ effective immediately.

The name Kinetic Seas reflects the Company's vision for AI as a dynamic force, much like the ever-shifting currents of the sea. As explained by Edward Honour, Chief Executive Officer of Kinetic Seas, “AI is like a kinetic sea; you embark with a plan, but in the end, you are guided by the ever-moving current of innovation and discovery. Our new name encapsulates the constant evolution of AI technology and our role in navigating businesses through this exciting, ever-changing landscape.”

Kinetic Seas was founded by a team of AI and machine learning (ML) engineers with a proven track record of success in developing, hosting, and implementing advanced AI solutions. The Company focuses on bringing practical AI products and services to businesses while providing the necessary infrastructure to ensure successful adoption.

“Kinetic Seas is not just a rebranding. It’s a reflection of our company’s transformation and the broad capabilities we bring to our clients,” added Honour. “We understand that to truly realize the benefits of AI, companies need more than just smart algorithms they need a robust foundation of supporting technologies. That’s where we come in.”

In addition to AI-driven solutions, Kinetic Seas has developed a suite of non-AI products and open-source libraries designed to enhance the AI data pipeline. These technologies ensure seamless AI integration, driving business efficiencies in data management, analytics, and automation.

“We’ve seen first-hand how challenging it can be for businesses to fully implement AI due to missing or incomplete infrastructure,” noted Honour. “Our team’s deep expertise in both AI and the technologies that support it positions us as a leader in helping businesses get the most out of AI.”

The Company’s corporate headquarters will remain at 1501 Woodfield Rd, Suite 114E, Schaumburg, IL 60173.

About Kinetic Seas Incorporated (OTC: KSEZ)

Kinetic Seas Incorporated is a publicly traded company specializing in artificial intelligence (AI) and machine learning (ML) solutions for businesses. Built by industry-leading AI/ML engineers, the Company delivers practical AI products and services alongside a range of supporting technologies designed to optimize the AI data pipeline. Kinetic Seas is committed to helping companies across industries leverage AI to enhance decision-making, efficiency, and automation. For more information, visit www.kineticseas.com

Forward-Looking Statements:

This press release contains statements that constitute "forward-looking statements." The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond the Company's control, including those set forth in the Risk Factors section of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on April 10, 2024, and its most recent Quarterly Report on Form 10-Q filed with the SEC on August 19, 2024, and any other SEC filings, as amended or updated from time to time. Copies of the Company's filings with the SEC are available on the SEC's website at www.sec.gov/edgar/searchedgar/companysearch. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Media Contact:

Jeffrey Lozinski
Chief Operating Officer, Director
Kinetic Seas Incorporated
Email: jlozinski@KineticSeas.com
Phone: 888-901-8806

Contact Information:

Kinetic Seas Incorporated
1501 Woodfield Rd, Suite 114E
Schaumburg, IL 60173
www.kineticseas.com